Exhibit 32

Section 1350 Certifications

Exhibit 32

        CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CommunitySouth Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 10, 2005	By: /s/ C. Allan Ducker, III
C. Allan Ducker, III
Chief Executive Officer

Date: August 10, 2005	By: /s/ John W. Hobbs
John W. Hobbs
Chief Financial Officer